EXHIBIT 99.1

Indemnification Agreement

THIS INDEMNIFICATION AGREEMENT (the “Agreement” ) is made as of this ________ day of ____________between International Absorbents Inc. and its subsidiary Absorption Corp. (and together the “Corporation” ) and ______________________ (the “Indemnified Party” ).

RECITALS:

A

The Board of Directors of the Corporation (the “Board” ) has determined that the Corporation should act to assure the Indemnified Party, as a director or officer of the Corporation, of reasonable protection through indemnification against certain risks arising out of service to, and activities on behalf of, the Corporation to the extent permitted by law.

NOW THEREFORE the parties agree as follows:

1.

Indemnification.         The Corporation will indemnify and save harmless the Indemnified Party and the heirs and legal representatives of the Indemnified Party to the fullest extent permitted by applicable law from and against all Expenses and Penalties (as defined below) sustained or incurred by the Indemnified Party in respect of any civil, criminal, administrative, investigative or other Proceeding (as defined below), whether or not brought by the Corporation, to which the Indemnified Party is made a party by reason of being or having been a director or officer of the Corporation unless with respect to the subject matter of such Proceeding (a) the Indemnified Party did not act honestly and in good faith with a view to the best interests of the Corporation or, (b) in the case of a Proceeding that is not a civil proceeding, the Indemnified Party did not have reasonable grounds for believing that his or her conduct in connection with the subject matter of such Proceeding was lawful.

Subject to applicable law, this indemnity will apply without reduction regardless of whether the Indemnified Party committed any fault or omitted to do anything that the Indemnified Party ought to have done.

“Expenses”  means all costs, charges, professional fees and other expenses of whatever nature or kind other than Penalties, provided that any costs, expenses and professional fees included as Expenses hereunder shall be reasonable.

“Penalties”  means all judgments, penalties, fines or amounts paid in settlement of a Proceeding.

“Proceeding”  will include a claim, demand, suit, proceeding, inquiry, hearing, discovery or investigation, of whatever nature or kind, whether anticipated, threatened, pending, commenced, continuing or completed, and any appeal or appeals therefrom.

The indemnities in this Agreement also apply to an Indemnified Party in respect of his or her service at the Corporation’s request as (a) an officer or director of another corporation including without limitation, a subsidiary of affiliate of the Corporation or (b) a similar role with another entity, including a partnership, trust, joint venture or other unincorporated entity.

2.	Presumptions/Knowledge

2.1       For purposes of any determination hereunder, the Corporation will have the burden of establishing the exception specified in Section 1 on the part of the Indemnified Party. The termination of any civil, criminal, administrative, investigative or other Proceeding by any judgment, order, settlement or conviction will not, of itself, create a presumption either that the Indemnified Party did not act in good faith and/or in the best interests of the Corporation or that, in the case of a Proceeding that is not a civil Proceeding, the Indemnified Party did not have reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

2.2       The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Corporation or any other entity will not be imputed to the Indemnified Party for purposes of determining the right to indemnification under this Agreement.

2.3       The Corporation will have the burden of establishing that any Expense or Penalty it wishes to challenge is not reasonable.

3.

Notice by Indemnified Party.            As soon as is practicable, upon the Indemnified Party becoming aware of any Proceeding which may give rise to indemnification under this Agreement (other than a Proceeding commenced by the Corporation), the Indemnified Party will give written notice to the Corporation. Failure to give notice in a timely fashion will not disentitle the Indemnified Party to indemnification.

4.

Subrogation. Promptly after receiving notice of any Proceeding or threatened Proceeding from the Indemnified Party, the Corporation may, and upon the written request of the Indemnified Party shall, promptly assume conduct of the defence thereof and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in respect of the Proceeding. If the Corporation assumes conduct of the defence on behalf of the Indemnified Party, then subject to the other provisions of this Agreement, the Indemnified Party hereby consents to the conduct thereof and of any action taken by the Corporation, in good faith, in connection therewith and the Indemnified Party shall fully cooperate in such defence including, without limitation, the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Proceeding.

5.

Investigation by Corporation.           The Corporation may conduct any investigation it considers appropriate of any Proceeding of which it receives notice under Section 3, and will pay all costs of that investigation. Upon receipt of reasonable notice from the Corporation, the Indemnified Party will, acting reasonably, co-operate fully with the investigation provided that the Indemnified Party will not be required to provide assistance that would materially prejudice: (a) his or her defence; (b) his or her ability to fulfill his or her business obligations; or (c) conduct his or her business and/or personal affairs. The Indemnified Party will, for the period of time that s/he cooperates with the Corporation with respect to an investigation, be compensated by the Corporation at the rate of $750 (U.S.) per day (or partial day) plus reasonable out-of-pocket Expenses actually incurred provided that the Indemnified Party will not be entitled to the per diem if s/he is employed as an officer of the Corporation when co-operation is sought.

6.

Payment for Expenses of a Witness.               Notwithstanding any other provision of this Agreement, to the extent that the Indemnified Party is a witness or participant other than as a named party in a Proceeding, the Corporation will pay to the Indemnified Party all out-of-pocket Expenses actually and reasonably incurred by the Indemnified Party or on the Indemnified Party's behalf in connection therewith. The Indemnified Party will also be compensated by the Corporation at the rate of $750

(U.S.) per day (or partial day) provided that the Indemnified Party will not be entitled to the per diem if s/he is employed as an officer of the Corporation when co-operation is sought.

7.

Expense Advances.  The Corporation will, upon request by the Indemnified Party, pay, as they are incurred before the final disposition of the relevant Proceeding, all Expenses (“Expense Advances”) actually and reasonably incurred by the Indemnified Party in respect of that Proceeding. In connection with such requests, the Indemnified Party will provide the Corporation with a written affirmation of the Indemnified Party’s good faith belief that the Indemnified Party is legally entitled to indemnification, along with evidence that it has actually incurred the Expenses to be covered by the proposed Expense Advance. The Indemnified Party’s entitlement to such Expense Advance will include those Expenses incurred in connection with any Proceeding by the Indemnified Party against the Corporation seeking an adjudication or award pursuant to this Agreement. The Corporation will make payment to the Indemnified Party within 20 days after the Corporation has received the foregoing information from the Indemnified Party. All Expenses for which indemnification is sought must be reasonable.

The Indemnified Party hereby undertakes to repay to the Corporation all Expense Advances not actually required, and all Expense Advances if and to the extent that it is determined by a court of competent jurisdiction that the payment of such Expenses by the Corporation is prohibited by Section 163 of the Business Corporations Act (British Columbia).

8.

Indemnification Payments.  With the exception of Expense Advances which are governed by Section 7, the Corporation will pay to the Indemnified Party any amounts to which the Indemnified Party is entitled hereunder promptly upon the Indemnified Party providing the Corporation with reasonable details of the claim.

9.

Separate Counsel.  In connection with any Proceeding in respect of which the Indemnified Party may be entitled to be indemnified hereunder, the Indemnified Party shall have the right to employ separate counsel of the Indemnified Party's choosing and to participate in the defence thereof but the fees and disbursements of such counsel shall be at the expense of the Indemnified Party unless:

(a)

the Indemnified Party reasonably determines that there are legal defences available to the Indemnified Party that are different from or in addition to those available to the Corporation or that a conflict of interest exists which makes representation by counsel chosen by the Corporation not advisable;

(b)

the Corporation has not assumed the defence of the Proceeding and employed counsel therefor reasonably satisfactory to the Indemnified Party within a reasonable period of time after receiving notice thereof; or

(c)	employment of such other counsel and payment of his or her fees and disbursements has been authorized by the Corporation in writing;

in which event the reasonable fees and disbursements of such counsel shall be paid by the Corporation, subject to the terms hereof.

10.

Settlement.  The parties will act reasonably in pursuing the settlement of any Proceeding. The Corporation may not negotiate or effect a settlement of claims against the Indemnified Party without the consent of the Indemnified Party, acting reasonably. The Indemnified Party may negotiate and effect a settlement without the consent of the Corporation but the Corporation will not be liable for any settlement negotiated without its prior written consent, which consent will not be unreasonably withheld.

11.

No Payments Where Prohibited.  Notwithstanding any other of this Agreement, the Company shall not indemnify or save harmless the Indemnified Party against and from any Expenses or Penalty in circumstances where indemnification is not specifically permitted by the Business Corporations Act (British Columbia).

12.

Court Approvals.  If the payment of an indemnity hereunder requires the approval of a court under the provisions of the Business Corporations Act (British Columbia) or otherwise, either of the Corporation or, failing the Corporation, the Indemnified Party may apply to a court of competent jurisdiction for an order approving such indemnity by the Corporation of the Indemnified Party pursuant to this Agreement.

13.

Directors’ & Officers’ Insurance.  The Corporation will ensure that its liabilities under this Agreement, and the potential liabilities of Indemnified Parties that are subject to indemnification by the Corporation pursuant to this Agreement, are at all times supported by a directors’ and officers’ liability insurance policy provided that such a policy is available on commercially reasonable terms and that such policy has been approved by the Board. The Corporation will provide to the Indemnified Party a copy of each policy of insurance providing the coverages contemplated by this Section promptly after coverage is obtained, and will promptly notify the Indemnified Party if the insurer cancels, makes material changes to coverage or refuses to renew coverage (or any part of the coverage).

14.

Insurance Proceeds.  Notwithstanding the provisions of Section 1, the Corporation shall have no obligation to indemnify or save harmless the Indemnified Person in respect of any liability for which he is entitled to indemnity pursuant to any valid and collectible policy of insurance, to the extent of such insurance. Where partial indemnity is provided by such policy, the obligation of the Corporation under Section 1 shall continue in effect but be limited to that portion of the liability for which indemnity is not provided by such policy.

15.

Arbitration.  All disputes, disagreements, controversies or claims arising out of or relating to this Agreement, including, without limitation, with respect to its formation, execution, validity, application, interpretation, performance, breach, termination or enforcement will be determined by arbitration before a single arbitrator under the Commercial Arbitration Act, 1996 (British Columbia). The arbitrator will determine, based on the outcome of the arbitration, the breakdown between the Corporation and the Indemnified Party of the costs for conducting the arbitration.

16.

Tax Adjustment.  Should any payment made pursuant to this Agreement, including the payment of insurance premiums or any payment made by an insurer under an insurance policy, be deemed to constitute a taxable benefit or otherwise be or become subject to any tax or levy under applicable income tax laws, then the Corporation will pay any amount necessary to ensure that the amount received by or on behalf of the Indemnified Party, after the payment of or withholding for tax, fully reimburses the Indemnified Party for the actual cost, expense or liability incurred by or on behalf of the Indemnified Party.

17.

Cost of Living Adjustment.  The $750 (U.S.) per diem payable pursuant to Sections 5 and 6 will be adjusted to reflect changes as of the current date in the All-items Cost of Living Index for Vancouver prepared by Statistics Canada or any successor index or government agency.

18.	Governing Law. This Agreement will be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

19.

Priority and Term.  This Agreement will supersede any previous agreement between the Corporation and the Indemnified Party dealing with this subject matter, and will be deemed to be effective as of the date on which the Indemnified Party first became a director of the Corporation.

20.

Survival.  The obligations of the Corporation under this Agreement, other than Section 13, will continue until the later of (a) 15 years after the Indemnified Party ceases to be a director of the Corporation or any other entity in which he or she serves in a similar capacity at the request of the Corporation and (b) one year after the final termination of all Proceedings with respect to which the Indemnified Party is entitled to claim indemnification hereunder. The obligations of the Corporation under Section 13 of this Agreement will continue for 6 years after the Indemnified Party ceases to be a director of the Corporation or any other entity in which he or she serves in a similar capacity at the request of the Corporation.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

INTERNATIONAL ABSORBENTS INC.

by: ____________________________

Gordon L. Ellis
Chairman
______________________________	____________________________
Witness Signature	Director

_______________________________

Witness Name